UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1307 Point Street, Baltimore, Maryland 21231

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000
____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.20	TROW	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of our stockholders was held on May 7, 2026. The proxy statement and solicitation pertaining to this meeting were previously filed with the Commission on March 17, 2026. Shares eligible to vote were 217,605,891 at the record date of February 20, 2026.

The tabulation of votes for each proposal voted on by stockholders was as follows:

Proposal 1 - Election of Directors

Nominee	For	Against	Abstain	Broker Non-Vote
Glenn R. August	149,518,197	3,563,421	3,306,467	24,795,755
Mark S. Bartlett	147,953,810	8,002,093	432,182	24,795,755
William P. Donnelly	148,812,373	4,551,364	3,024,348	24,795,755
Dina Dublon	148,509,080	4,863,793	3,015,212	24,795,755
Allan C. Golston	148,701,622	4,269,549	3,416,914	24,795,755
Robert F. MacLellan	143,396,650	12,549,970	441,465	24,795,755
Eileen P. Rominger	144,432,162	8,935,357	3,020,566	24,795,755
Robert W. Sharps	139,842,488	13,215,143	3,330,454	24,795,755
Cynthia F. Smith	148,789,066	3,605,664	3,993,355	24,795,755
Robert J. Stevens	147,488,629	5,880,023	3,019,433	24,795,755
Richard R. Verma	150,167,337	3,208,407	3,012,341	24,795,755
Sandra S. Wijnberg	147,592,474	8,342,034	453,577	24,795,755
Alan D. Wilson	148,444,259	6,726,326	1,217,500	24,795,755

Proposal 2 - Advisory Vote on the Compensation Paid to Our Named Executive Officers

For	Against	Abstain	Broker Non-Vote
135,094,531	20,453,712	839,842	24,795,755

Proposal 3 - Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2026

For	Against	Abstain	Broker Non-Vote
168,714,625	12,282,198	187,017	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T. Rowe Price Group, Inc.
By: /s/ David Oestreicher
Vice President, General Counsel and Secretary
Date: May 11, 2026